UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2015

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Continental Plaza - 6th Floor
433 Hackensack Avenue
Hackensack, New Jersey 07601
                                            (201) 968-9797
(Address of Principal Executive Offices)  (Zip Code)

                                      (201) 968-9797
(Registrant's Telephone Number, Including Area Code)

                                                  N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       Entry into a Material Definitive Agreement

On June 30, 2015, Roomlinx, Inc. (the “Company”) entered into the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of June 30, 2015 (the “Amendment”), by and among the Company, SignalShare Infrastructure, Inc., a wholly owned subsidiary of the Company (“SSI”) and CenFin, LLC (“CenFin”).

The material terms of the Amendment provided that CenFin would be entitled to 33% of the gross proceeds raised in any equity or debt financing activities by either the Company or SSI, not including operational leases, for so long as there is any outstanding balance under the Credit Agreement (the “CenFin Equity Payment Obligation”).
The terms of the Amendment shall only become effective upon the Company delivering a fully executed Account Control Agreement reflecting the modifications set forth in the Amendment.  In consideration of the Amendment, the Company and SSI released the Lender from all claims related to the loan documents.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01         Financial Statements and Exhibits

 (d)           Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Revolving Credit Agreement, dated as of June 30, 2015, by and among SSI, CenFin and the Company.

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015	ROOMLINX, INC.

By: /s/ Aaron Dobrinsky
Name: Aaron Dobrinsky
Title: Chief Executive Officer